EXHIBIT 12
                    RATIO OF EARNINGS TO FIXED CHARGES
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                                                     Three Months
(Thousands of dollars)                                  Ended
                                                    Mar. 31, 1999
                                                    -------------
EARNINGS

Income before interest expense                           12,014
Add:
 Income tax items                                         5,495
 Income tax on other income                                 232
 Amortization of debt discount, premium expense              83
 Allowance for funds used during construction -
  borrowed funds                                             35
 Interest on rentals                                        228
                                                         ------
   Total earnings before interest and taxes              18,087
                                                         ======
FIXED CHARGES

Interest on long-term debt                                2,876
Other interest                                              117
Amortization of debt discount, premium expense               83
Interest on rentals                                         228
                                                         ------
   Total fixed charges                                    3,304
                                                         ======

Ratio of Earnings to Fixed Charges                        5.47x
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